Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-228338) pertaining to the Equitrans Midstream Corporation Employee Savings Plan, and
•	Registration Statement (Form S-8 No. 333-231258) pertaining to the Equitrans Midstream Corporation Employee Savings Plan;

of our report dated June 25, 2020, with respect to the financial statements and schedule of the Equitrans Midstream Corporation Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 25, 2020